SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005 (December 16, 2005)
Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
CityPlace One, Suite 300, St. Louis, Missouri 63141
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD.
     In connection with Arch Coal, Inc.’s previously announced offer to pay a premium to holders of any and all of its 5% Perpetual Cumulative Convertible Preferred Stock (Liquidation Preference $50.00 Per Share) who elect to convert their shares of preferred stock to shares of the Company’s common stock subject to the terms of the offer, the Company is providing the following financial information to holders of the preferred stock.
The Company’s book value per common share as of September 30, 2005 was $18.09. In addition, below is the Company’s income per common share from continuing operations, basic and diluted, and ratio of earnings to combined fixed charges and preference dividends for the periods indicated.

	Years Ended December 31,					Nine Months Ended
	2000	2001	2002	2003	2004	September 30, 2005
Basic earnings (loss) per common share from continuing operations	$(0.33)	$0.15	$(0.05)	$0.19	$1.91	$0.37
Diluted earnings (loss) per common share from continuing operations	$(0.33)	$0.15	$(0.05)	$0.19	$1.78	$0.37
Ratio of earnings to combined fixed charges and preference dividends (1)	—	1.04x	—	—	2.54x	1.33x

(1)	Ratio of earnings to combined fixed charges and preference dividends is computed on a total enterprise basis including our consolidated subsidiaries, plus our share of significant affiliates accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by us. Earnings consist of income (loss) from continuing operations before income taxes and are adjusted to include fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense. Preference dividends are the amount of pre-tax earnings required to pay dividends on our outstanding preferred stock and Arch Western Resources, LLC’s preferred membership interest. In 2000, 2002 and 2003, combined fixed charges and preference dividends exceeded earnings by $16.7 million, $22.3 million and $2.9 million, respectively.
Item 8.01 Other Events.
     On December 16, 2005, Arch Coal, Inc. announced an amendment and extension of its previously announced offer to pay a premium to holders of any and all of its 5% Perpetual Cumulative Convertible Preferred Stock (Liquidation Preference $50.00 Per Share) who elect to convert their shares of preferred stock to shares of the Company’s common stock subject to the terms of the offer. A copy of Arch Coal, Inc.’s press release is attached hereto as Exhibit 99.1.
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Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     The following Exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated December 16, 2005
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2005	ARCH COAL, INC
	By:	/s/ Robert J. Messey
Robert J. Messey
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 16, 2005.
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